Exhibit 10.17

SEPARATION AGREEMENT & GENERAL RELEASE

THIS SEPARATION AGREEMENT and GENERAL RELEASE (the “Agreement”) made and entered into as of this 6th day of July, 2009 by and between DEFENSE SOLUTIONS, INC., (the “Company”) and JOHN A. LITTLE (“Employee”).

WITNESSETH:

WHEREAS, Employee has been employed with the Company in recent years; and

WHEREAS, Employee’s active employment with Company ended effective May 29, 2009; and

WHEREAS, the parties desire to set forth their respective rights and obligations in respect of Employee’s separation of employment from the Company.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties, intending to be legally bound, agree as follows:

1.
Separation Date:  The employment of Employee by the Company, and all rights and obligations of both parties, is duly and effectively separated on May 29, 2009 (the “Separation Date”), except as expressly set forth in this Agreement.

(a)	Terms of Separation: In consideration of the mutual obligations of Company and Employee herein, Company and Employee agree to the following:

(i)
The Company will cause its parent company, Defense Solutions Holding, Inc. (“DFSH”), to issue non-qualified options to the Employee in lieu of paying Employee any deferred compensation, missed payrolls severance or separation pay and in consideration of Employee’s agreement to provide consulting services pursuant to section 9 below.  The number of non-qualified options to be issued to the Employee will be calculated as follows:  (Deferred Compensation + Missed Payrolls ($) + Accrued Paid Time Off ($) + Separation Pay) / (Closing stock price as of July 1, 2009 * 10).  The options will be issued pursuant to an agreement in substantially the form annexed as Exhibit A hereto.  The amount of Deferred Compensation, Missed Payrolls, Separation Pay, Accrued Paid Time Off to be used in the calculation set forth above are set forth on Exhibit B hereto.

(ii)
To the extent that Employee holds Incentive Stock Options to acquire shares of DFSH common stock granted effective November 14, 2008, the Company will cause DFSH to execute an Amended and Restated Incentive Stock Option Agreement in substantially the form annexed hereto as Exhibit C which will permit the Employee to exercise the Option for a period of twenty-four (24) months following the Separation Date.

(iii)
To the extent that Employee holds Incentive Stock Options to acquire shares of DFSH common stock granted effective April 13, 2009, the Company will cause DFSH to execute an amendment to such Incentive Stock Option Agreement in substantially the form annexed hereto as Exhibit D which will permit the Employee to exercise the Option for a period of twenty-four (24) months following the Separation Date.

(iv)
Other amounts owed to the Employee for unpaid expense reimbursement, unpaid 401(k) contributions as set forth on Exhibit B will be paid upon the earlier of a capital raise by DFSH having gross proceeds of at least $1,000,000 or as soon as permitted (in the Company’s sole discretion) by the Company’s cash flow..

2.	Restrictive Covenants:

(a)
Confidential Information.  Employee agrees that his employment with the Company has involved access to certain information that the Company regards as confidential, privileged or proprietary (the “Confidential Information”), pertaining to the business and affairs of the Company, including without limitation, information relating to trade secrets, products, policies, processes, formulas, operational methods, software, programs, research, data, know-how, marketing plans and procedures, pricing practices and policies, strategies, customers, clients, vendors and suppliers.  Employee understands and agrees that he has enjoyed a special position of trust and confidence with the Company.  Accordingly, Employee agrees that Employee shall not  in any fashion, form or manner, eithis directly or indirectly, use, sell, divulge, communicate, furnish or disclose to any person, firm, partnership, company, corporation, or other entity, any Confidential Information.  Furthermore, the Employee shall immediately deliver to the Company, or at any other time the Company may request, all memoranda, notes, papers, plans, records, reports, computer discs or tapes, printouts and software and other documents and data (and copies thereof) (i) prepared by or on behalf of the Company, (ii) purchased with Company funds or (iii) in any way relating to the Confidential Information, work product or the business of the Company which the Employee may then possess or have under his control, whether or not such Confidential Information was produced by the Employee’s own efforts.  Employee agrees to refrain from copying, retaining or distributing copies of any documents relating to such Confidential Information.

(b)
Remedies for Breach.  Employee acknowledges that because of the unique and extraordinary nature of the Confidential Information, any breach or threatened breach of Employee’s obligations under this Section 3 will give rise to irreparable injury to the Company, which injury will be inadequately compensable in money damages.  Accordingly, Employee agrees that, in addition to any other remedies that may be available at law or equity, the Company may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings.  Employee further agrees that in view of the difficulty in ascertaining the damages which might arise from a breach of this Section 3, in the event he breaches any portion of this Section 3, and notwithstanding any other remedies that may be available under this Agreement, or at law or equity, he shall immediately:  (i) forfeit any and all rights he may have to receive Separation Pay under this Agreement; and (ii) return to the Company any and all Separation Pay that may have been paid to Employee under this Agreement. Employee acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s interests and are reasonable in scope and context.  All of the Company’s remedies for the breach or threatened breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any other remedies.

In the event that any action, suit or proceeding at law or in equity is brought by the Company pursuant to this Agreement to enforce any covenant contained in this Agreement or to seek money damages for the threatened breach or breach thereof, and if the Company is successful in such efforts, the Company shall be entitled, upon demand, to reimbursement from Employee, for any and all expenses incurred in connection therewith, including without limitation, reasonable attorney’s fees and costs actually incurred.

3.
Review and Revocation Period.  If Employee has not signed and delivered this Agreement within twenty-one (21) days of the date first written above, the Company, in its discretion, may elect to withdraw the offer set forth in this Agreement.  Any revocation within this period must be submitted, in writing, to Timothy D. Ringgold, Chief Executive Officer of the Company, and must state "I hereby revoke my acceptance of this Mutual Separation Agreement and General Release."  The revocation must either be personally delivered to Timothy D. Ringgold, or mailed to Timothy D. Ringgold at the Company’s offices, and postmarked within seven (7) days of execution of this Agreement.  This Agreement shall not become effective nor enforceable until the revocation period has duly expired.

4.
General Release:  In consideration of the obligations of Company herein, Employee releases the Company and its affiliates, parent, subsidiaries and related entities, and their present and former directors, officers, employees, members, managers, agents, attorneys, successors and assigns (collectively the “Released Parties”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which Employee, his heirs, executors, administrators and assigns has, had or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, including without limitation any and all matters relating to his employment by the Company and the cessation thereof, his Employee benefits, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, 42 U.S.C. 2000 et. seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. 621 et. seq., the Older Workers Benefits Protection Act, the Equal Pay Act, as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. 101 et. seq., the Federal Family and Medical Leave Act, the Worker Adjustment Restraining and Notification Act, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 1001 et. seq., any applicable executive order programs, the Federal Fair Labor Standards Act, or their state or local counterparts, Pennsylvania Human Relations Act, Pennsylvania Wage and Hour laws, the Pennsylvania Whistleblower law, the Pennsylvania Wiretapping and Electronic Surveillance Control Act, or laws of similar import.  This Agreement includes and covers any type of claim or theory whatsoever.  Employee makes this Agreement on behalf of himself and all who succeed to his respective rights and responsibilities, his or its heirs and successors.

5.
Return of Company Property:  Employee shall return, on or prior to the Separation Date, all Company property in his possession including but not limited to, laptop computer, cellular phone, corporate liable credit cards, security key cards, telephone cards, computer software and hardware, pagers, and Company/building identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals or handbooks issued by the Company.  Employee represents and warrants that he has no Company records, copies of records, correspondence or copies of correspondence. Employee also warrants that he has no debts to the Company.  No Separation Pay shall be paid to the Employee until all Company property described above is returned by the Employee to the Company.

6.
Confidentiality:  Employee agrees that the terms and conditions of this Agreement are confidential and that Employee will not disclose the existence of this Agreement or any of its terms to any third parties, other than spouse, attorney or as required by law or may be necessary to enforce this Agreement.  Employee agrees that a breach of this provision voids the Company’s obligations hereunder.

7.
Non-Disparagement:  Employee agrees that he will not publish or communicate to any person or entity any disparaging remarks, comments or statements concerning the Company or its affiliates and related entities, directors, officers, agents or employees.  Employee agrees that a breach of this provision voids the Company’s obligations hereunder.

8.	Representations and Warranties:

(a)
Employee represents and warrants that he has not filed any charges, claims or complaints against the Released Parties, and he represents and warrants that he will not initiate or voluntarily participate or assist in any charge, claim or complaint filed with, or in any investigation conducted by, any federal, state or local agency, legislative body, committee or entity of any kind, or in any claim, lawsuit or investigation that may be asserted against the Released Parties by other individuals or any federal, state of local agency, legislative body, committee or entity of any kind, it being understood that this provision does not affect Employee’s legal obligation, if any, to appear as a witness if subpoenaed for examination before trial or subpoenaed for trial or hearing.

(b)
Employee warrants that he is entering into this Agreement voluntarily, and that, except as set forth herein, no promises nor inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation without by any of the Released Parties or any other person, concerning any fact material hereto.

9.
Consulting Services.  During the twelve (12) month period following the Separation Date, Employee agrees to provide consulting services to the Company as reasonably requested by the Company at a per diem rate set forth on Exhibit B hereto.

10.
Right to Consult Attorney:  Employee acknowledges that he has hereby been advised in writing of his right to consult with an attorney prior to signing this Agreement.   Employee represents and warrants that he has obtained legal counsel concerning this Agreement, and fully understands the terms of this Agreement and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accept its terms and signs the same as his own free act.  Employee understands that as a result of entering into this Agreement, he will not have the right to asset that the Company unlawfully terminated his employment or violated any rights in connection with his employment.

11.	Binding Agreement: This Agreement shall be binding upon and shall endure to the benefit of its successors, assigns and legal representatives of Company and Employee.

12.
No Admission:  Company and Employee agree that neither this Agreement nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time, for any purpose, as an admission by the Company or Employee of any liability or unlawful conduct at any time.

13.
Severability.  If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not in any way be impaired.

14.	Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the context requires.

15.	Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

16.
Waiver:  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless it shall be made in writing that will be signed by the party making the waiver.

17.
Notices:  Any notices, requests and demands and other communications relating to this Agreement shall be in writing and shall be effective upon delivery to any party hereto in person, by telecopy with confirmation of its receipt, or if mailed by certified mail or registered mail, postage prepaid:

If to Company:                   Timothy D. Ringgold
Defense Solutions, Inc.
707 Eagleview Boulevard, Suite 100
Exton, Pennsylvania  19341

If to Employee:                   John A. Little
1389 Landis Drive
North Wales, PA 19454

If any party to this Agreement or counsel desires to change his/her or its address for notification, he/she or it shall promptly notify the other parties in writing via telefax and by first class mail, postage prepaid, of such change of address.

18.
Entire Agreement:  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties arising out of or relating to the Employee’s employment and the cessation thereof.  This Agreement may only be changed by written agreement executed by the parties.

19.	Governing Law: This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of law.

20.
Headings:  The section headings in this Agreement are inserted as a matter of convenience and reference only and are not to be given any effect whatsoever as construing any provisions of this Agreement.

BY SIGNING THIS MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE, EMPLOYEE STATES THAT:

A.	EMPLOYEE HAS READ IT.

B.
EMPLOYEE UNDERSTANDS IT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE PENNSYLVANIA HUMAN RELATIONS ACT; THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; THE OLDER WORKERS BENEFITS PROTECTION ACT; UNDER ALL OTHER STATUTES AND LAWS AS MORE PARTICULARLY DESCRIBED IN SECTION 4, AND PURSUANT TO ANY OTHER AGREEMENT OR CONTRACTS EMPLOYEE MAY HAVE HAD WITH THE COMPANY.

C.	EMPLOYEE AGREES WITH EVERYTHING IN IT.

D.	EMPLOYEE HAS BEEN ADVISED OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT, AND THAT HE HAS CONSULTED WITH AN ATTORNEY.

E.
EMPLOYEE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER THIS MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE BEFORE SIGNING IT, AND HE UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING IT, HE MAY REVOKE HIS ACCEPTANCE OF IT IN THE MANNER PROVIDED FOR IN THIS MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE.

F.	EMPLOYEE HAS SIGNED THIS MUTUAL SEPARATION AGREEMENT AND GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND IN CONSIDERATION OF RECEIVING THE SEPARATION PAYMENTS AND BENEFITS SET FORTH HEREIN.

G.
EMPLOYEE AGREES THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT AND GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY EMPLOYEE AND AN AUTHORIZED REPRESENTATIVE OF THE COMPANY.

IN WITNESS WHEREOF, that the parties hereto have executed this Agreement as of the day and year first above written.

DEFENSE SOLUTIONS, INC.

Dated: July 6, 2009	By:
	Name:	Timothy D. Ringgold
	Title:	Chief Executive Officer

Dated: July 6, 2009
John A. Little

Exhibit A

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE
DEFENSE SOLUTIONS HOLDING, INC.
EQUITY INCENTIVE PLAN

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of the 6th day of July, 2009, between Defense Solutions Holding, Inc. (the “Corporation”) and John A. Little (the “Optionee”).

BACKGROUND

A.           The Corporation maintains the Defense Solutions Holding, Inc. Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants.

B.           The Plan permits the award of Options to purchase shares of the Corporation’s Common Stock, par value $0.001 per share (the “Shares”), subject to the terms of the Plan.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.           Award of Option.  The Corporation hereby grants to the Optionee the option (the “Option”) to purchase Two Hundred Sixty-Six Thousand Three Hundred Thirty-Three (266,333) Shares (the “Option Shares”).  The Option is subject to the terms set forth herein, and in all respects is subject to the terms, definitions and provisions of the Plan applicable to incentive stock options, which terms and provisions are incorporated herein by this reference.  Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2.           Nature of the Option.  The Option is intended to be a Non-Qualified Stock Option.  Notwithstanding the foregoing, the Corporation makes no representation as to the taxation of the Option and the Corporation has not advised the Optionee on such matters.

3.           Date of Grant; Expiration of Option.  The Option is granted as of July 6, 2009 (the “Effective Date”), and may not be exercised later than July 5, 2019.  Notwithstanding anything to the contrary set forth in the Plan, this Option shall remain outstanding following the term of the Optionee’s employment or consulting relationship with the Company for any reason, including, without limitation, death or Disability.

4.           Option Exercise Price.  The total cost to the Optionee to purchase, pursuant to this Agreement, one Share is $.17.

5.           Exercise of Option.  The Option will be exercisable during its term only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a)           Right to Exercise.  All of the Option Shares shall be exercisable as of the Effective Date.

(b)           Method of Exercise.  The Optionee may exercise the Option by providing written notice to the Corporation stating the election to exercise the Option, and making such additional representations and agreements as to the Optionee’s investment intent with respect to the Option Shares as may be required by the Corporation hereunder or pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation or such other person as may be designated by the Corporation.  The written notice shall be accompanied by (i) payment of the purchase price, and (ii) an executed Market Standoff Agreement in the form of Appendix I hereto (the “Market Standoff Agreement”).  Payment of the purchase price shall be by check or such other consideration and method of payment as may be authorized by the Corporation’s Board pursuant to the Plan.  The certificate(s) for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under the Plan, the Market Standoff Agreement and/or applicable law.

(c)           Partial Exercise.  The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to whole numbers of Option Shares.

(d)           Restrictions on Exercise.  The Option may not be exercised on an accelerated basis upon an initial public offering of the Corporation’s securities.  Upon a Change of Control, the right to exercise the Option shall be subject to Section 3(d) of the Plan.  The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  The Board shall have the right to condition the exercise of the Option upon the registration of the Option Shares under the Securities Act of 1933.  As a further condition to the exercise of the Option, the Corporation may require the Optionee to make any representation or warranty to the Corporation as may be required by or advisable under any applicable law or regulation.

6.           Investment Representations.  Unless the Option Shares have been registered under the Securities Act of 1933, in connection with the acquisition of the Option, the Optionee represents and warrants to the Corporation as follows:

(a)           The Optionee is acquiring the Option, and upon exercise of the Option, Optionee will be acquiring the Option Shares for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.

(b)           The Optionee has a preexisting business or personal relationship with the Corporation or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of the Option and the Option Shares.

The Board may require the Optionee to make additional representations upon exercise of the Option.

7.           Non-Transferability of Option.  The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution.  During the Optionee’s lifetime, the Option is exercisable only the Optionee.  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Optionee, meaning for purposes of this Agreement, both testamentary heirs and heirs by intestacy.

8.           No Continuation of Employment.  Neither the Plan nor the Option will confer upon any Optionee any right to continue in the service of the Corporation or any Affiliate or Subsidiary of the Corporation, or limit, in any respect, the right of the Corporation to discharge the Optionee at any time, with or without Cause and with or without notice.

9.           Withholding.  The Corporation reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes requires to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Corporation, the Optionee (or such other person entitled to exercise this Option pursuant to Section 6 of the Plan) will pay to the Corporation an amount sufficient for the Corporation to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.  The minimum required withholding obligations may be settled with Shares, including Option Shares.

10.         The Plan.  The Optionee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan with respect to the Option Shares or any Agreement related to such Shares.

11.         Optionee Acknowledgement.  Optionee acknowledges that in the event that Optionee utilizes the cashless exercise method described above, the Optionee will be deemed to have (a) exercised the Option with respect to shares effectively being surrendered in satisfaction of the exercise price and (b) sold the shares that are deemed to be surrendered in satisfaction of the exercise price.  As a result, the Optionee would recognize ordinary income on the deemed exercise price in an amount measured by the difference between the exercise price of the Option and the fair market value of the shares at the time of exercise.  Accordingly, if the Optionee utilizes the cashless exercise method, Optionee will be subject to tax at ordinary income rates with respect to the deemed sale of shares that are not actually issued to Optionee.

12.         Governing Law.  This Option Agreement will be construed in accordance with the laws of the State of Nevada, without regard to the application of the principles of conflicts of laws of Nevada or any other jurisdiction.

13.         Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

14.         Entire Agreement.  This Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Corporation.

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the 6th day of July, 2009.

DEFENSE SOLUTIONS HOLDING, INC.

By:
Name:	Timothy D. Ringgold
Title:	President

John A. Little

Address:

1389 Landis Drive
North Wales, PA 19454

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO DEFENSE SOLUTIONS, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

Exhibit B

Compensation Information

Deferred Compensation:	$146,452

Missed Payrolls:	$30,833

Separation Pay:	$185,000

Accrued Paid Time Off (PTO):	$4,981

Expense Reimbursements:	$2,181

401(k) Payments:	$8,479

Per Diem Rate for Consulting Services:	$700

B-1

Exhibit C

Amended and Restated
Incentive Stock Option Agreement

This Amended and Restated Incentive Stock Option Agreement is made as of this 6th day of July, 2009 by Defense Solutions Holding, Inc. (the “Corporation”) and John A. Little (the “Optionee”).

WHEREAS, Defense Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation (“DSI”), previously granted an incentive stock option (the “DSI Option”) to the Optionee pursuant to an Incentive Stock Option Agreement dated as of November 1, 2007;

WHEREAS, in connection with the merger of DefSol Acquisition Corp. with and into DSI, and as permitted by the terms of the DSI 2007 Equity Incentive Plan, the Board of Directors of DSI, effective November 14, 2009, cancelled the DSI Option and caused the Corporation to issue to the Optionee a new option (the “New Option”) to purchase Common Stock of the Corporation having terms substantially similar to the DSI Option, except that the exercise price of the New Option was established at $.32 per share and the number of shares subject to the New Option was determined by multiplying the number of shares subject to the DSI Optionby 2.3163;

WHEREAS, the Corporation wishes to memorialize the grant of the New Option under the Defense Solutions Holding, Inc. Equity Incentive Plan (the “Plan”) and amend and restate the terms of the New Option;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation hereby agrees that:

1.
Award of Option.  Effective November 14, 2008, the Corporation has granted to the Optionee the option (the “Option”) to purchase Five Hundred Seventy-Nine Thousand Seventy-Five (579,075) Shares (the “Option Shares”).  The Option is subject to the terms set forth herein, and in all respects is subject to the terms, definitions and provisions of the Plan applicable to incentive stock options, which terms and provisions are incorporated herein by this reference.  Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2.
Nature of the Option.  The Option is intended to be an Incentive Stock Option.  Notwithstanding the foregoing, the Corporation makes no representation as to the taxation of the Option and the Corporation has not advised the Optionee on such matters.

3.
Date of Grant; Expiration of Option.  The Option is granted as of November 14, 2008 (the “Effective Date”), and may not be exercised later than July 6, 2011.  Notwithstanding anything to the contrary set forth in the Plan, this Option shall remain outstanding following the term of the Optionee’s employment or consulting relationship with the Company for any reason, including, without limitation, death or Disability.

4.	Option Exercise Price. The total cost to the Optionee to purchase, pursuant to this Agreement, one Share is $.32.

5.	Exercise of Option. The Option will be exercisable during its term only in accordance with the terms and provisions of the Plan and this Agreement, as follows:

(a)	Right to Exercise. All of the Option Shares shall be exercisable as of the Effective Date.

(b)
Method of Exercise.  The Optionee may exercise the Option by providing written notice to the Corporation stating the election to exercise the Option, and making such additional representations and agreements as to the Optionee’s investment intent with respect to the Option Shares as may be required by the Corporation hereunder or pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation or such other person as may be designated by the Corporation.  The written notice shall be accompanied by (i) payment of the purchase price, (ii) an executed Market Standoff Agreement in substantially the form of Appendix I hereto(the “Market Standoff Agreement”), and (iii) an executed Stock Restriction Agreement in the form of Appendix II hereto (the “Stock Restriction Agreement”).  Payment of the purchase price shall be by check or such other consideration and method of payment as may be authorized by the Corporation’s Board pursuant to the Plan.  The certificate(s) for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under the Plan, the Stock Restriction Agreement, the Market Standoff Agreement and/or applicable law.

(c)	Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to whole numbers of Option Shares.

(d)
Restrictions on Exercise.  The Option may not be exercised on an accelerated basis upon an initial public offering of the Corporation’s securities.  Upon a Change of Control, the right to exercise the Option shall be subject to Section 3(d) of the Plan.  The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  The Board shall have the right to condition the exercise of the Option upon the registration of the Option Shares under the Securities Act of 1933.  As a further condition to the exercise of the Option, the Corporation may require the Optionee to make any representation or warranty to the Corporation as may be required by or advisable under any applicable law or regulation.

6.
Investment Representations.  Unless the Option Shares have been registered under the Securities Act of 1933, in connection with the acquisition of the Option, the Optionee represents and warrants to the Corporation as follows:

(a)
The Optionee is acquiring the Option, and upon exercise of the Option, Optionee will be acquiring the Option Shares for investment for his own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof.

(b)
The Optionee has a preexisting business or personal relationship with the Corporation or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interests in connection with the acquisition of the Option and the Option Shares.

The Board may require the Optionee to make additional representations upon exercise of the Option.

7.
Non-Transferability of Option.  The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution.  During the Optionee’s lifetime, the Option is exercisable only the Optionee.  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Optionee, meaning for purposes of this Agreement, both testamentary heirs and heirs by intestacy.

8.
No Continuation of Employment.  Neither the Plan nor the Option will confer upon any Optionee any right to continue in the service of the Corporation or any Affiliate or Subsidiary of the Corporation, or limit, in any respect, the right of the Corporation to discharge the Optionee at any time, with or without Cause and with or without notice.

9.
Withholding.  The Corporation reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes requires to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares.  If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Corporation, the Optionee (or such other person entitled to exercise this Option pursuant to Section 6 of the Plan) will pay to the Corporation an amount sufficient for the Corporation to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.  The minimum required withholding obligations may be settled with Shares, including Option Shares.

10.
The Plan.  The Optionee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan with respect to the Option Shares or any Agreement related to such Shares.

11.
Optionee Acknowledgement.  Optionee acknowledges that in the event that Optionee exercises the Option at any time after the three month period following the date of this Amended and Restated Incentive Stock Option Agreement, the Option will not be treated as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended and Optionee will be taxed at ordinary income tax rates upon any such exercise in an amount equal to the amount by which the fair market value of a Share of Common Stock exceeds the per share exercise price.

12.
Governing Law.  This Option Agreement will be construed in accordance with the laws of the State of Nevada, without regard to the application of the principles of conflicts of laws of Nevada or any other jurisdiction.

13.	Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

14.
Entire Agreement.  This Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Corporation.

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective as of the 6th day of July, 2009.

DEFENSE SOLUTIONS HOLDING, INC.

By:
Name:	Timothy D. Ringgold
Title:	President

John A. Little

Address:

1389 Landis Drive
North Wales, PA 19454

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO DEFENSE SOLUTIONS, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

Exhibit D

Amendment to
Incentive Stock Option Agreement

This Amendment to Incentive Stock Option Agreement is made as of this 6th day of July, 2009 by Defense Solutions Holding, Inc. (the “Corporation”) and John A. Little (the “Optionee”).

WHEREAS, the Corporation has previously granted an incentive stock option (the “Option”) to the Optionee pursuant to an Incentive Stock Option Agreement dated as of April 13, 2009;

WHEREAS, the Corporation wishes to permit the Optionee to exercise the Option at any time during the twenty-four (24) month period following the date hereof;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Corporation hereby agrees that:

15.	Amendment of Option. Section 3 of to the Option Agreement is hereby amended and restated to read in its entirety as follows:

“3.
Date of Grant; Expiration of Option.  The Option is granted as of April 13, 2009, and may not be exercised later than July 5, 2011.  Notwithstanding anything to the contrary set forth in the Plan, this Option shall remain outstanding following the terms of Optionee’s employment or consulting relationship with the Company for any reason, including death or Disability.”

16.
Optionee Acknowledgement.  Optionee acknowledges that in the event that Optionee exercises the Option at any time after the three month period following the date of this Amendment to Incentive Stock Option Agreement, the Option will not be treated as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended and Optionee will be taxed at ordinary income tax rates upon any such exercise in an amount equal to the amount by which the fair market value of a Share of Common Stock exceeds the per share exercise price.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment to Incentive Stock Option Agreement as of the date first above written.

Defense Solutions Holding, Inc.

By:
Name:	Timothy D. Ringgold
Title:	President

John A. Little

D-1